Exhibit 99.1

December 13, 2011	TSX: SVB, AMEX: SVBL

SILVER BULL CLOSES COMMON STOCK OFFERING FOR GROSS PROCEEDS OF $US 10.4 MILLION

Vancouver, British Columbia – Silver Bull Resources, Inc. (AMEX: SVBL, TSX: SVB) (“Silver Bull”) has received commitments from various investors for the sale of 21,050,000 shares of common stock at a price of $US 0.50 per share. Silver Bull is pleased to announce the closing of the sale of 20,755,000 shares of common stock at a price of $US 0.50 per share for gross proceeds of $US 10,377,500. Silver Bull expects to close the sale of the remaining 295,000 shares of common stock this week.

The offering was completed as a registered direct offering pursuant to a prospectus supplement to its currently effective shelf registration statement with the U.S. Securities and Exchange Commission (“SEC”) and a prospectus supplement to its shelf prospectus with Canadian securities regulatory authorities in the provinces of Alberta, British Columbia and Ontario. Silver Bull paid a 6% finder's fee to a Canadian finder totaling $US 94,500 with respect to certain non-U.S. purchasers who were introduced by them. No finder's fee, placement agent fees or underwriter fees were or are being paid with respect to any purchases by U.S. investors in the offering.

Silver Bull intends to use the net proceeds from the offering for continued drilling, metallurgical studies, and other geological work at the Sierra Mojada project, as well as payment of amounts due under option agreements to acquire certain Sierra Mojada concessions, and general corporate purposes.

About Silver Bull: Silver Bull is a U.S. registered mineral exploration company listed on both the NYSE Amex and TSX stock exchanges and based out of Vancouver, Canada. The flag ship “Sierra Mojada” project is located 150 kilometers north of the city of Torreon in Coahuila, Mexico and is highly prospective for silver and zinc. Silver Bull also owns three mineral exploration licenses in Gabon, West Africa, two of which are currently under joint venture with AngloGold Ashanti. These licenses are prospective for gold, manganese, and iron ore.

On behalf of the Board of Directors

“Tim Barry”

Tim Barry, MAusIMM

Chief Executive Officer, President and Director

INVESTOR RELATIONS CONTACT INFO:

info@silverbullresources.com

Cautionary note regarding forward looking statements: This news release contains forward-looking statements regarding future events and Silver Bull’s future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Canadian securities laws.  Forward-looking statements include statements regarding the closing date of remaining shares of common stock and anticipated use of net proceeds. These statements are based on current expectations, estimates, forecasts, and projections about Silver Bull’s exploration projects, the industry in which Silver Bull operates and the beliefs and assumptions of Silver Bull’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions, are intended to identify such forward-looking statements. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including such factors as the results of exploration activities and whether the results continue to support continued exploration activities, unexpected variations in ore grade, types and metallurgy, volatility and level of commodity prices, the availability of sufficient future financing, and other matters discussed under the caption “Risk Factors” in our Annual Report on Form 10-K/A for the fiscal year ended October 31, 2010 and our other periodic and current reports filed with the SEC and available on www.sec.gov and with the Canadian securities commissions available on www.sedar.com. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements.